UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


              Date of Report
              (Date of earliest
              event reported):        June 16, 2001


                               FRESH BRANDS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


Wisconsin                           000-32825                   39-2019963
---------                                                       ----------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
                  ---------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                                 --------------
                         (Registrant's telephone number)

ITEM 2.   Acquisition or Disposition of Assets.
          ------------------------------------

          On June 16, 2001, Schultz Acquisition Corp., a subsidiary of Fresh Brands, Inc. ("Fresh Brands") consummated the acquisition of all of the issued and outstanding shares of Dick's Supermarkets, Inc. ("Dick's") pursuant to the terms of a Share Purchase Agreement (the "Agreement") dated April 17, 2001. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is incorporated by reference herein. On June 22, 2001, Schultz Acquisition Corp. merged with and into Dick's and Dick's became a wholly owned subsidiary of Fresh Brands (the "Merger").

          Dick's has seven retail grocery stores in Wisconsin, one in Galena, Illinois and a bakery and delicatessen facility in Platteville and had sales of over $107 million in 2000. The purchase price for Dick's was approximately $30 million in cash, less the assumption of approximately $3.8 million of funded debt. The purchase price is subject to adjustment based on the final determination of Dick's net working capital. The purchase price was arrived at as a result of mutual negotiations between Schultz Acquisition Corp. and the shareholders of Dick's. The acquisition was financed with approximately $17.5 million of available cash and approximately $12.5 million of borrowings from M&I Marshall & Ilsley Bank under the company's new $35 million credit facility with M&I Marshall & Ilsley Bank and Firstar Bank, N.A.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

     (a) Financial Statements Of Business Acquired. To be filed by an amendment to this Form 8-K on or before August 30, 2001.

     (b) Pro Forma Financial Information. To be filed by an amendment to this Form 8-K on or before August 30, 2001.

     (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Item 9.   Regulation FD Disclosure.
------    ------------------------

On June 19, 2001, the Registrant issued the following press release, which it is hereby furnishing in this Form 8-K.

Fresh Brands Completes Acquisition of Dick's Supermarkets
First Step in Strategy to Grow by Adding Additional Brands and Expanding Geographic Reach
SHEBOYGAN, Wis.--(BUSINESS WIRE)--June 19, 2001--Fresh Brands, Inc. (Nasdaq:
FRSH - news) today announced that it has completed the acquisition of Dick's(R) Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.), the Platteville, Wisconsin-based operator of Dick's(R) Supermarkets. Fresh Brands, through its affiliate, Schultz Acquisition Corp., purchased Dick's for approximately $30 million in cash, less the assumption of approximately $3.8 million of funded debt and subject to potential adjustment based on the final determination of Dick's net working capital.

"We are pleased to welcome the customers and employees of Dick's to the Fresh Brands family," said Elwood F. Winn, president and chief executive officer. "With its outstanding reputation, solid performance and strong customer loyalty, Dick's is an excellent first step in our strategy to grow by adding additional brands and expanding our geographic reach."

Winn said the chain will continue to operate under the Dick's(R) Supermarkets brand. The company has seven stores in Wisconsin and one in Galena, Illinois, and a bakery and delicatessen facility in Platteville. Dick's had sales of over $107 million in 2000. "We are especially pleased that Robert Brodbeck will continue with Fresh Brands as president and CEO of Dick's Supermarkets."

"Dick's has the number-one share in its markets. We look forward to leveraging this position with our marketing, merchandising and procurement programs and enhancing Dick's commitment to its communities," said Michael R. Houser, vice chairman of Fresh Brands.

Dick's bakery and delicatessen facilities will continue to supply the Dick's Supermarkets. Schultz Sav-O Stores (formerly Nasdaq: SAVO), a current subsidiary of Fresh Brands, Inc., will be the grocery wholesaler for the chain. Schultz also has 70 franchised stores and 19 corporate-owned stores in Wisconsin and northern Illinois operating under the Piggly Wiggly(R) brand.

Winn said the acquisition was financed with approximately $17.5 million of available cash and approximately $12.5 million of borrowings under the company's new $35 million credit facility. "The acquisition is expected to be nominally accretive to earnings in 2001 and to add approximately $0.04 to $0.08 per share to earnings in 2002," he said.

Shareholders of Schultz Sav-O Stores, Inc. approved an agreement and plan of share exchange to create the Fresh Brands, Inc. holding company on May 30, 2001.

Fresh Brands, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail, franchised and independent supermarkets. The corporate-owned and franchised retail supermarkets operate under the Piggly Wiggly(R) and Dick's(R) Supermarkets brands. Fresh Brands currently has 70 franchised supermarkets, 27 corporate-owned stores, two distribution centers and a centralized bakery/deli production facility. Stores are located throughout Wisconsin and northern Illinois. For more information, visit the company's Web site: www.fresh-brands.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the following: (1) presence of intense competitive market activity in the Company's market areas; (2) ability to identify and develop new market locations for expansion purposes; (3) continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (4) ongoing advancing information technology requirements; (5) ongoing absence of food price inflation; (6) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; (7) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators; and (8) the Company's ability to integrate and assimilate the acquisition of Brodbeck Enterprises, Inc., and to achieve, on a timely basis, the company's anticipated benefits and synergies thereof. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FRESH BRANDS, INC.



Date: June 25, 2001                  By: /s/ Armand C. Go
                                         ---------------------------------
                                         Armand C. Go
                                         Vice President and Secretary

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

(2.1) Share Purchase Agreement, dated as of April 17, 2001, by and among Barry J. Brodbeck, Robert J. Brodbeck, Robert J. Brodbeck Children's Trust, Robert J. Brodbeck Descendant's Trust, Barry J. Brodbeck Children's Trust, Barry J. Brodbeck Descendant's Trust, Brodbeck Enterprises, Inc. (now known as Dick's Supermarkets, Inc.) and Schultz Acquisition Corp. [Incorporated by reference to
               Exhibit 2.2 to Fresh Brands, Inc.'s Registration Statement on Form S-4 filed April 24, 2001, as amended by a Form S-4 filed April 27, 2001.]